Exhibit 99.1

LUMINEX CORPORATION REPORTS SECOND QUARTER 2012 RESULTS
ACHIEVES RECORD NUMBER OF MAGPIX SYSTEM SALES
ACQUIRES GENTURADX AFTER QUARTER-END

AUSTIN, Texas (July 30, 2012) – Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter ended June 30, 2012.  Financial and operating highlights include the following:

•	Consolidated second quarter revenue of $48.3 million, a one percent increase over the second quarter of 2011
•
Second quarter assay revenue of $17.5 million, an 89 percent increase over the second quarter of 2011. Growth was largely driven by the inclusion of Luminex Madison, formerly EraGen Biosciences, Inc., which was acquired on June 27, 2011

•	Second quarter shipments of 278 multiplexing analyzers that included 167 MAGPIX® systems, resulting in cumulative life-to-date multiplexing analyzer shipments of 9,162, up 12 percent from a year ago
•	Consolidated gross profit margin of 71 percent for the second quarter of 2012
•
Operating expenses for the second quarter of 2012 increased $2.9 million over the second quarter of 2011. $0.9 million of this increase can be attributed to Luminex Madison, and $0.4 million is related to acquisition costs associated with the recent purchase of GenturaDx. Operating income for the second quarter of 2012 was $6.5 million compared with operating income of $8.8 million for the same period last year

•	Luminex Corporation was added to the S&P SmallCap 600 GICS (Global Industry Classification Standard) Life Sciences Tools & Services Sub-Industry Index
•
In July, Luminex Corporation acquired GenturaDx, a private, California-based molecular diagnostic company, for $50 million in cash and potential additional contingent consideration based on achievement of future milestones and/or product revenue performance

“We are pleased with our second quarter results and long-term trajectory.  Luminex’s strategic plan is focused on providing customers with the tools they need to positively impact human health through reduced complexity and increased speed of the testing process. We continue to invest heavily in our proprietary xMAP® technology, and we have always recognized that one platform may not suit all lab customer needs. In order to access these new opportunities, Luminex has sought to acquire external technologies, such as EraGen Biosciences in 2011 and our recent acquisition of GenturaDx,” said Patrick J. Balthrop, president and chief executive officer of Luminex.  “We are excited about GenturaDx technology and believe its simple to use, sample-to-answer platform combined with our proprietary MultiCode RTx chemistry will provide hospital-based molecular diagnostic labs with another powerful tool in their search for answers. When this system is commercialized (anticipated for 2014) Luminex will be able to offer our customers with a broad line of product solutions to fit their specific needs.”

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“Regarding new product updates, I am pleased to report that Luminex has submitted a de-novo 510(k) application to the FDA for our gastrointestinal pathogen panel (xTAG® GPP) assay. This product offering addresses a sizeable new market opportunity for Luminex and is another example of how Luminex is providing advanced solutions and real value to our customers. With new assays like GPP, NeoPlex4 and the exciting portfolio from Luminex Madison, we are positioned for strong growth in the future,” Balthrop concluded.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2012	2011	($)	(%)
	(unaudited)

System sales	$8,386	$9,135	$(749)	-8%
Consumable sales	10,802	18,397	(7,595)	-41%
Royalty revenue	7,715	7,412	303	4%
Assay revenue	17,510	9,261	8,249	89%
All other revenue	3,860	3,433	427	12%
	$48,273	$47,638	$635	1%

	Six Months Ended
	June 30,		Variance
	2012	2011	($)	(%)
	(unaudited)

System sales	$15,384	$16,814	$(1,430)	-9%
Consumable sales	22,702	33,399	(10,697)	-32%
Royalty revenue	15,957	14,668	1,289	9%
Assay revenue	34,807	18,845	15,962	85%
All other revenue	8,150	7,187	963	13%
	$97,000	$90,913	$6,087	7%

“We are pleased with our revenue progress, notwithstanding the significant decline in current quarter consumable revenue which was primarily the result of volatility in a single customer’s purchases,” said Harriss T. Currie, vice president and chief financial officer. “We anticipate improved revenue growth in the second half of 2012, as a result of both traction within our LMA and LMD product portfolios and easing consumable revenue comparisons.”

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LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
 (in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2012	2011	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$29,565	$36,211	$(6,646)	-18%
Assays and related products	18,708	11,427	7,281	64%
Total Revenue	48,273	47,638	635	1%

Operating income (loss)
Technology and strategic partnerships	4,342	11,572	(7,230)	-62%
Assays and related products	2,144	(2,775)	4,919	177%
Total Operating income	6,486	8,797	(2,311)	-26%

	Six Months Ended
	June 30,		Variance
	2012	2011	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$59,774	$68,146	$(8,372)	-12%
Assays and related products	37,226	22,767	14,459	64%
Total Revenue	97,000	90,913	6,087	7%

Operating income (loss)
Technology and strategic partnerships	8,541	20,228	(11,687)	-58%
Assays and related products	3,553	(3,137)	6,690	213%
Total Operating income	12,094	17,091	(4,997)	-29%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2012 annual revenue guidance of between $205 and $215 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the second quarter ended June 30, 2012, on Monday, July 30, 2012, at 5:00 p.m. Eastern time / 4:00 p.m. Central time.  The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com.  Simply log on to the web at the address above, go to the Company section and access the Investor Relations link.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry.  The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets.  The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies.  Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

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Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base; distribution for our instruments; purchases of our consumable products; the development progress and market acceptance of our assay products, including NeoPlex4 and NeoPlex System and products developed and manufactured by Luminex Madison and Luminex Molecular Diagnostics; anticipated FDA clearance of our products, including Gastrointestinal Pathogen Panel, NeoPlex4 and NeoPlex System; status of integration of Luminex Madison; the acquisition of GenturaDx; the addition of Luminex to the S&P Small Cap 600 GICS; Luminex’s long-term strategic plan and acquisition strategy; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2012 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2012 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,898	$58,282
Restricted cash	-	1,006
Short-term investments	23,150	42,574
Accounts receivable, net	26,176	23,016
Inventories, net	26,304	24,579
Deferred income taxes	4,416	5,991
Prepaids and other	4,924	3,529

Total current assets	160,868	158,977

Property and equipment, net	26,243	25,192
Intangible assets, net	27,256	29,437
Deferred income taxes	13,461	12,817
Long-term investments	5,997	6,151
Goodwill	42,758	42,763
Other	6,899	7,310

Total assets	$283,482	$282,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,937	$5,941
Accrued liabilities	9,714	11,047
Deferred revenue	4,230	4,057
Current portion of long term debt	490	999

Total current liabilities	20,371	22,044

Long-term debt	2,191	2,573
Deferred revenue	3,259	3,344
Other	2,584	3,831

Total liabilities	28,405	31,792

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	294,936	297,104
Accumulated other comprehensive gain	895	984
Accumulated deficit	(40,795)	(47,274)

Total stockholders' equity	255,077	250,855

Total liabilities and stockholders' equity	$283,482	$282,647

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LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Revenue	$48,273	$47,638	$97,000	$90,913
Cost of revenue	13,861	13,812	28,828	26,359

Gross profit	34,412	33,826	68,172	64,554

Operating expenses:
Research and development	9,638	7,945	19,078	15,515
Selling, general and administrative	17,204	16,482	34,816	30,763
Amortization of acquired intangible assets	1,084	602	2,184	1,185

Total operating expenses	27,926	25,029	56,078	47,463

Income from operations	6,486	8,797	12,094	17,091
Interest expense from long-term debt	(63)	(79)	(122)	(162)
Other income, net	42	108	99	215

Income before income taxes	6,465	8,826	12,071	17,144
Income taxes	(3,513)	(4,183)	(5,592)	(8,040)

Net income	$2,952	$4,643	$6,479	$9,104

Net income per share, basic	$0.07	$0.11	$0.16	$0.22

Shares used in computing net income per share, basic	41,064	41,262	40,992	41,251

Net income per share, diluted	$0.07	$0.11	$0.15	$0.21

Shares used in computing net income per share, diluted	42,399	42,446	42,246	42,398

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LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$2,952	$4,643	$6,479	$9,104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,533	2,622	7,055	5,138
Stock-based compensation	2,571	2,993	5,214	5,540
Deferred income tax benefit	376	2,054	929	3,379
Excess income tax benefit from employee stock-based awards	(2,476)	(1,501)	(2,773)	(3,705)
Other	(49)	234	183	305
Changes in operating assets and liabilities:
Accounts receivable, net	830	68	(3,183)	6,656
Inventories, net	(1,860)	1,793	(1,727)	1,207
Other assets	(1,671)	(164)	(1,631)	(1,186)
Accounts payable	555	(1,510)	69	(4,254)
Accrued liabilities	4,811	1,953	(1,215)	167
Deferred revenue	(50)	(317)	93	(460)

Net cash provided by operating activities	9,522	12,868	9,493	21,891

Cash flows from investing activities:
Purchases of available-for-sale securities	(1,496)	(22,201)	(10,495)	(29,247)
Sales and maturities of available-for-sale securities	21,490	7,256	30,005	14,177
Purchase of property and equipment	(3,761)	(2,644)	(5,357)	(3,798)
Business acquisition consideration, net of cash acquired	-	(33,914)	-	(33,914)
Purchase of cost method investment	-	-	-	(2,000)
Acquired technology rights	(291)	(87)	(291)	(87)

Net cash provided by (used in) investing activities	15,942	(51,590)	13,862	(54,869)

Cash flows from financing activities:
Payments on debt	(1,025)	(885)	(1,025)	(885)
Proceeds from issuance of common stock	1,706	590	2,363	818
Payments for stock repurchases	(4,432)	(1,436)	(9,880)	(4,686)
Excess income tax benefit from employee stock-based awards	2,476	1,501	2,773	3,705

Net cash used in financing activities	(1,275)	(230)	(5,769)	(1,048)

Effect of foreign currency exchange rate on cash	(121)	1	30	149
Change in cash and cash equivalents	24,068	(38,951)	17,616	(33,877)
Cash and cash equivalents, beginning of period	51,830	94,561	58,282	89,487

Cash and cash equivalents, end of period	$75,898	$55,610	$75,898	$55,610

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